As filed with the Securities and Exchange Commission on October 30, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROSETTA GENOMICS LTD.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Israel	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Rosetta Genomics Ltd.

10 Plaut Street, Science Park

Rehovot 76706 POB 4059

Israel

+972-73-222-0700

(Address and telephone number of registrant’s principal executive offices)

With a copy to:
Rosetta Genomics Inc. 3711 Market Street, Suite 740 Philadelphia, Pennsylvania 19104 Attn: President (215) 382-9000	Brian P. Keane, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts, 02111 (617) 542-6000
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐  __________

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Ordinary Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value NIS 0.6 per share	7,766,666	$2.22	$17,241,999	$1,737

(1)	All of the ordinary shares offered hereby are for the account of selling stockholders and consist of (i) 3,333,333 issued and outstanding ordinary shares, (ii) up to 1,666,666 ordinary shares issuable upon exercise of outstanding Series A warrants, (iii) up to 2,666,667 ordinary shares issuable upon the exercise of outstanding Series B warrants and (iv) up to 100,000 ordinary shares issuable upon the exercise of outstanding warrants issued as placement agent compensation. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional ordinary shares which become issuable by reason of any share dividend, share split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of ordinary shares outstanding.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices for the ordinary shares on October 26, 2015, as reported on The NASDAQ Capital Market.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED October 30, 2015

7,766,666 Ordinary Shares

ROSETTA GENOMICS LTD.

_______________________

This prospectus relates to the resale, from time to time, by the selling stockholders named in this prospectus or their pledgees, donees, transferees, or other successors in interest of up to 7,766,666 of our ordinary shares.  These shares consist of (i) 3,333,333 issued and outstanding ordinary shares, and (ii) up to 4,433,333 ordinary shares issuable upon exercise of outstanding warrants, issued to the selling stockholders in connection with a private placement completed on October 15, 2015.

Our ordinary shares are currently listed on the NASDAQ Capital Market under the symbol “ROSG.” On October 29, 2015, the last reported sale price of our ordinary shares was $2.29 per share.

The selling stockholders may offer and sell any of the ordinary shares from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the shares. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section entitled “Plan of Distribution” elsewhere in this prospectus. We will not receive any proceeds from the sale of any ordinary shares by the selling stockholders. We do not know when or in what amount the selling stockholders may offer the ordinary shares for sale. The selling stockholders may sell any, all or none of the ordinary shares offered by this prospectus.

_______________________

AN INVESTMENT IN OUR ORDINARY SHARES INVOLVES RISKS. SEE THE

SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 6.

_______________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_______________________

The date of this prospectus is                                 , 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 we filed with the Securities Exchange Commission, or the SEC, using a shelf registration process. Under the shelf registration process, the selling stockholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus and the documents incorporated by reference herein include important information about us, the ordinary shares being offered by the selling stockholders and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read this prospectus together with the additional information about us described in the sections below entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.” You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not, and the selling stockholders have not authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus and information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any other date.

Unless the context otherwise requires, references to “we,” “our,” “us,” the “Company” or “Rosetta” in this prospectus mean Rosetta Genomics Ltd.

“Rosetta Cancer Origin TestTM”, “Rosetta Lung Cancer TestTM”, “Rosetta Kidney Cancer TestTM”, “RosettaGx RevealTM”, “miRview® mets” and “miRview®squamous” are the subject of either a trademark registration or application for registration in the United States. Other brands, names and trademarks contained in this prospectus are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ® and TM symbols, but such references are not intended to indicate, in any way, that the owner thereof will not assert, to the fullest extent under applicable law, such owner’s rights to these trademarks, service marks and trade names. This prospectus contains additional trade names, trademarks and service marks of other companies, which, to our knowledge, are the property of their respective owners.

We obtained industry and market data used throughout and incorporated by reference into this prospectus through our research, surveys and studies conducted by third parties and industry and general publications. We have not independently verified market and industry data from third-party sources.

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PROSPECTUS SUMMARY

This summary highlights only some of the information included or incorporated by reference in this prospectus. You should carefully read this prospectus together with the additional information about us described in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before purchasing our ordinary shares.

Rosetta Genomics

We are seeking to develop and commercialize new diagnostic tests and therapeutics based on a group of genes known as microRNAs, as well as other genomic-related tests. MicroRNAs are naturally expressed, or produced, using instructions encoded in DNA and are believed to play an important role in normal function and in various pathologies. We have established a CLIA-certified, CAP-accredited, laboratory in Philadelphia, which enables us to commercialize our own diagnostic tests applying our microRNA technology.

We believe that we were the first commercial enterprise to focus on the emerging microRNA field, and that as a result, we have developed an early and strong intellectual property position related to the development and commercialization of microRNA-based diagnostics. Using our intellectual property, collaborative relationships with leading commercial enterprises and academic and medical institutions, and expertise in the field of microRNAs, we have initiated microRNA-based diagnostic programs for various cancers. We are currently marketing and selling the following four diagnostic tests based on our proprietary microRNA technologies:

•	Rosetta Cancer Origin Test™ – This test is our second-generation microRNA-based diagnostic for the identification of the primary site of metastatic cancer, specifically metastatic cancer of unknown primary (CUP). The Rosetta Cancer Origin Test™ has replaced miRview® mets as our primary CUP assay.

•	Rosetta Lung Cancer Test™ – This test is a microRNA-based lung cancer classification test for cytology samples, mainly fine-needle aspirate, or FNA, samples as well as pathology samples, such as small biopsies and resections. This test classifies primary lung cancers into Neuroendocrine vs. non-small cell lung cancer, or NSCLC, and then further classifies NSCLC into squamous vs. non-squamous and Neuroendocrine into small cell lung cancer, or SCLC, vs. carcinoid. The Rosetta Lung Cancer Test™ has replaced miRview® squamous as our primary lung diagnostic assay.

•	Rosetta Kidney Cancer Test™ – This test is a microRNA-based kidney tumor classification test for pathology samples. This test was designed to classify primary kidney tumors into one of the four most common types: the malignant renal cell carcinomas clear cell (conventional), papillary and chromophobe as well as the benign oncocytoma.

•	RosettaGx Reveal™ (Thyroid microRNA classifier)– This test is a microRNA based test for classifying indeterminate FNAs of thyroid nodules, This test was designed to classify indeterminate thyroid FNAs as benign, suspicious for malignancy or positive for medullary carcinoma.

With the acquisition of CynoGen, Inc. (d/b/a PersonalizeDx), the Company now offers a broader menu of molecular and other assays for bladder, lung, prostate and breast cancer patients through our new facility in Lake Forest, California.

We currently have distribution agreements with respect to some of these tests covering Australia, Canada, Greece, India, Israel, New Zealand, Qatar, Romania, Saudi Arabia, Singapore, Turkey and the United Arab Emirates. All of these distribution agreements call for samples to be sent to our CLIA-certified laboratory in Philadelphia for analysis.

In general, we are generating demand for our testing services through our direct selling effort in the United States and are successfully fulfilling that demand in our labs in Philadelphia, Pennsylvania and Lake Forest, California. We are working with our Vice President of Reimbursement and Managed Care to gain more consistent payment from commercial payors, as well as to secure reimbursement coverage from Medicare. We are increasing our activity to establish policy-level reimbursement, which could improve our ability to receive prompt payment from commercial payors. We announced that the designated Medicare Administrative Contractor, or MAC, for the Rosetta Cancer Origin Testtm is covering this test for all Medicare beneficiaries, and are receiving approved payments for claims submitted.

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Rosetta has entered into an agreement to sell and market products for Admera Health, offering products to oncology physicians that are key call points for the Rosetta sales force. By entering into this agreement, Rosetta could gain additional opportunities to meet with oncologists and discuss new products that may improve the patients’ diagnostic experience.

In addition, we have a number of projects in our diagnostics and therapeutics pipelines. In our diagnostics pipeline, we are in the development stage for one diagnostic assay and in the discovery stage for four different diagnostic assays.

•	We are in the discovery stage for a diagnostic assay for the risk stratification of non-muscle-invasive bladder cancer patients. We have performed two foundational studies that demonstrate the role of microRNAs in risk stratification of bladder cancer patients. We plan to initiate an additional study this year and expect to launch this new assay by the end of 2016.

•	We are in the discovery stage for a diagnostic assay for the pre-surgical risk stratification of endometrial cancer patients. We plan to initiate proof of concept studies in 2016.

•	We are in the early discovery stage for a diagnostic assay for the early diagnosis of Alzheimer’s disease (AD). We have performed preliminary studies comparing serum samples of AD patients to samples of healthy controls and identified several microRNAs differentially expressed in AD serum were expressed in AD brain. Rosetta plans to conduct a proof-of-concept study in additional cohorts in order to profile differentially expressed microRNAs in the cerebrospinal fluid of AD patients compared with normal donors using deep sequencing. We plan to advance studies relating to this project in 2016.

MicroRNAs also represent potential targets for the development of novel drugs. We have two distinct therapeutic projects:

•	We are participating in the Rimonim Consortium, which is supported by the Office of the Chief Scientist at the Ministry of Economy of the State of Israel, or the OCS. The aim of this consortium is to develop novel technologies for the use of short interfering RNA, or siRNA, and microRNA mimetics or anti-miRNAs for therapeutics. In this consortium we are attempting to: (1) develop novel RNA molecules that contain chemical modifications or conjugations for therapeutic purposes; and (2) develop novel delivery systems for microRNAs that will enable targeted delivery to desired cells. The consortium includes four companies and five academic groups. The transfer of know-how developed in the framework of the consortium or rights to manufacture based on and/or incorporating such know-how to third parties which are not members of the consortium requires the consent of the OCS.

•	We are working in collaboration with Prof. Ronit Satchi-Fainaro (Department of Physiology and Pharmacology, Sackler School of Medicine, Tel Aviv University) on a “Magneton” project, which is supported by the OCS. This project aims at developing a nano-carrier delivery system for microRNA mimetics for the treatment of cancer. The transfer of knowledge discovered in this project is subject to limitations specified in the Israeli R&D law.

Background

Rosetta Genomics was founded in 2000 with the belief that what was known as “junk DNA” actually contains hundreds, possibly thousands, of tiny RNA genes that encode small RNA molecules, later termed microRNAs, which play an important role in the regulation of protein production, and hence the onset and progression of disease. In the cell, genes are expressed through information carried from our DNA by messenger RNAs, or mRNAs, which is in turn translated into proteins. Proteins are the building blocks of all living cells. The type of cell, its function, and the timing of its death are determined by which proteins are produced in the cell, and at what quantities and time they are produced. However, the proteins are the end product of a complex process, which begins with the genetic code present in DNA. Before a protein is expressed, or produced, relevant parts of the DNA are copied into a mRNA. Each mRNA holds a code with instructions on how to build a specific protein using a process called translation. Although one messenger RNA molecule is capable of translating hundreds of thousands of protein molecules, the number it actually produces is regulated by microRNAs. MicroRNAs have been found to regulate the expression of other genes by binding to the mRNA.

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MicroRNAs have been shown to have varying expression levels across various pathological conditions, and thus have significant potential as a class of highly sensitive and tissue specific biomarkers. We have developed a microRNA discovery process and have demonstrated, in a work published by us in Nature Genetics, that the number of human microRNAs is significantly higher than what was previously believed. We have discovered hundreds of biologically validated human microRNAs and dozens of validated viral microRNAs and filed extensive patent applications with claims potentially covering these microRNAs, some of which have been issued.

To leverage the potential of microRNAs as a novel diagnostic platform, we have developed proprietary methods to extract microRNAs from a wide range of tissue and body fluid samples and to quantify specific microRNA expression signatures, which may be used as diagnostic panels to potentially diagnose cancers, their subtypes, as well as the origin of metastases. We have already developed and launched a number of diagnostic tests based on our platforms and have published several papers demonstrating how our methods can be used to develop such diagnostics (e.g. Rosenwald et al., Modern Pathology, 2010; Benjamin et al., Journal of Molecular Diagnostics, 2010). Moreover, we were able to demonstrate the utility of our developed tests in post-market studies with collaborators from leading medical centers in the United States and Europe (Bishop et al. Clinical Cancer Research, 2010; Muller et al., The Oncologist, 2010).

We believe that microRNAs are stable, sensitive and specific markers, and we are advancing diagnostic development programs in cancer and other areas, to potentially enable accurate diagnosis and improve patient care management worldwide.

Our Strategy

Rosetta’s goal is to become a leader in the development and commercialization of microRNA-based diagnostic tests. Our key business strategies to achieve this goal are as follows:

•	Leverage our knowledge and experience. We plan to leverage our extensive microRNA knowledge and experience to potentially develop additional tissue based as well as body fluid-based diagnostic tests.

•	Maximize sales of our current commercial tests through geographic partners and our own commercial efforts. We plan to maximize revenues from our four current commercial tests via corporate relationships and through our own targeted commercial efforts. To date we have entered into distribution agreements with five distributors, pursuant to which these distributors have the right to commercialize these tests in their territories.

•	Build and maintain a strong intellectual property position. We believe that we were the first commercial enterprise to focus on the emerging field of microRNAs. We also believe we have an early and strong intellectual property position (both patents we own and those we have exclusively, co-exclusively, or non-exclusively licensed) in the area of developing and commercializing microRNA-based diagnostic tests. Our patent strategy is to seek broad coverage on all of our identified microRNA sequences. We have also filed, and intend to continue to file, patent applications that claim our technical platforms and method-of-use for specific diagnostic and therapeutic applications.

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•	Leverage our intellectual property position and microRNA expertise to continue to establish strategic collaborations. We intend to continue to establish strategic collaborations with leading clinical diagnostic and pharmaceutical companies to further develop and commercialize microRNA-based diagnostics. We believe that our strong intellectual property position and expertise in the field of microRNAs will be very attractive to additional collaboration partners.

•	Selectively pursue opportunities to expand our business and enhance our product offerings. We plan to selectively pursue opportunities to acquire, license, or invest in complementary businesses, products, technologies and assets teams that will allow us to expand our portfolio of diagnostic tests and therapeutics, accelerate the pace of our innovation, and expand into additional markets beyond what we can achieve organically.

The Private Placement

On October 15, 2015, we closed a private placement transaction, which we refer to herein as the Private Placement.  In the Private Placement, we sold an aggregate of 3,333,333 units at $2.40 per unit, with each unit consisting of (i) one ordinary share, (ii) a Series A Warrant to purchase one-half of an ordinary share at an exercise price of $2.75 per ordinary share (subject to adjustment as set forth below), exercisable for a period of five years from the closing date (the “Series A Warrants”), and (iii) a partially pre-funded Series B Warrant (the “Series B Warrants” and, collectively with the Series A Warrants, the “Warrants”).  The Series B Warrants have an exercise price of NIS 0.6 (which has been prepaid) plus $0.0001 per share.  The Series B Warrants are intended to reset the price of the units, and will be exercisable for an aggregate number of ordinary shares based on a reset price per unit equal to 85% of the arithmetic average of the five lowest weighted average prices calculated during the ten trading days following the effective date of the Registration Statement of which this prospectus forms a part (the “Resale Registration Statement”); provided that such average is less than $2.40 and; provided, further, however, that the maximum aggregate number of ordinary shares issuable upon exercise of the Series B Warrants will not exceed 2,666,667.  The Series B Warrants are exercisable for 60 days following the effective date of the Resale Registration Statement.

The Series A Warrants are exercisable immediately upon issuance and the exercise price is subject to future adjustment for various events, such as stock splits or dilutive issuances. In addition the exercise price of the Series A Warrants will be adjusted (downward only) upon the eleventh trading day after the effective date of the Resale Registration Statement to an exercise price equal to 110% of the arithmetic average of the five lowest weighted average prices calculated during the ten trading days following the effective date of the Resale Registration Statement.

We also entered into a Registration Rights Agreement with the investors in the Private Placement, pursuant to which we were required to file a registration statement on Form F-3, of which this prospectus is a part, within 60 days of the closing of the Private Placement to cover the resale of the ordinary shares sold in the Private Placement and the ordinary shares issuable upon exercise of the Warrants issued in the Private Placement (as well as the warrants issued to the Placement Agent (defined below) as compensation).

For its services as placement agent in the Private Placement, Aegis Capital Corp. (“Aegis” or the “Placement Agent”), received cash compensation in the amount of approximately $480,000, and Aegis and certain affiliates received warrants to purchase an aggregate of 100,000 ordinary shares with the same terms as the Series A Warrants. In addition, Aegis received a non-accountable expense allowance of $80,000.

The Private Placement was unanimously approved by our Board of Directors in accordance with Israeli law.

Corporate Information

We were incorporated under the laws of the State of Israel on March 9, 2000 as Rosetta Genomics Ltd., an Israeli company. The principal legislation under which we operate is the Israeli Companies Law, 5759-1999, as amended, or the Companies Law. Our principal executive office is located at 10 Plaut Street, Science Park, Rehovot 76706 Israel, and our telephone number is + 972-73-222-0700. Our wholly owned subsidiary, Rosetta Genomics Inc., which was incorporated in Delaware on April 21, 2005, is located at 3711 Market Street, Suite 740, Philadelphia, Pennsylvania 19104, and its telephone number is (215) 382-9000. Rosetta Genomics Inc. serves as our agent for service of process in the United States. In April 2015, we acquired CynoGen Inc. (d/b/a PersonalizeDx), a Delaware corporation with principal offices located at 25901 Commercentre Drive, Lake Forest, CA 92630. Our web site address is www.rosettagenomics.com. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

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The Offering

Ordinary shares offered by the selling stockholders

Up to 7,766,666 of our ordinary shares, consisting of 3,333,333 issued and outstanding ordinary shares and 4,433,333 ordinary shares underlying the Warrants issued to the selling stockholders and the placement agent and its affiliates in connection with the Private Placement.

Use of proceeds	We will not receive any proceeds from the sale of the ordinary shares offered by this prospectus.
NASDAQ Capital Market Symbol	ROSG

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RISK FACTORS

Investing in our ordinary shares involves risks. Please carefully consider the risk factors described below and in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2014 (File No. 001-33042), which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

Risks Related to Our Need for Additional Funding

We will require substantial additional funds to continue our operations and, if additional funds are not available, we may need to significantly scale back or cease our operations.

We have used substantial funds to discover, develop, commercialize and protect our microRNA tests and technologies and will require substantial additional funds to continue our operations. As of June 30, 2015, we had cash, cash equivalents and short-term bank deposits of $14.5 million, compared to $15.6 million as of December 31, 2014. Subsequent to June 30, 2015, we received approximately $7.4 million in net proceeds in the Private Placement. Following our acquisition of PersonalizeDx, we expect to incur increased costs that may adversely affect our current results of operations and liquidity in 2016 and beyond. Based on our current operations, we believe our existing funds will be sufficient to fund operations into the first quarter of 2017. We may seek additional funding through collaborative arrangements and public or private equity offerings and debt financings, and we may elect to raise additional funds even before we need them if the conditions for raising capital are favorable. Additional funds may not be available to us when needed on acceptable terms, or at all. In addition, the terms of any financing may adversely affect the holdings or the rights of our existing shareholders. For example, if we raise additional funds by issuing equity securities, further dilution to our then-existing shareholders may result. Debt financing, if available, may involve restrictive covenants that could limit our flexibility in conducting future business activities. If we are unable to obtain funding on a timely basis, we may be required to significantly curtail one or more of our research or development programs. We also could be required to seek funds through arrangements with collaborators or others that may require us to relinquish rights to some of our technologies, tests or products in development or approved tests or products that we would otherwise pursue on our own. Our failure to raise capital when needed will materially harm our business, financial condition and results of operations.

Risks Related to the Combined Company Following the Acquisition of PersonalizeDx

Successful integration of PersonalizeDx with us and successful operation of the combined company are not assured. Also, integrating our business with that of PersonalizeDx may divert the attention of management away from operations.

There can be no assurance that we will be able to maintain and grow the acquired business and operations of PersonalizeDx. In addition, the market segments in which PersonalizeDx operates may experience declines in demand and/or new competitors. Integrating and coordinating certain aspects of the operations, portfolio of products and personnel of PersonalizeDx with ours have involved will continue to involve complex operational, technological and personnel-related challenges. This process will be time-consuming and expensive, may disrupt the businesses of either or both of the companies and may not result in the full benefits expected by us and PersonalizeDx, including cost synergies expected to arise from supply chain efficiencies and overlapping general and administrative functions. The potential difficulties, and resulting costs and delays, include:

•	managing a larger combined company;

•	consolidating corporate and administrative infrastructures;

•	issues in integrating research and development, commercial and sales forces;

•	difficulties attracting and retaining key personnel;

•	loss of customers and suppliers and inability to attract new customers and suppliers;

•	unanticipated issues in integrating information technology, communications and other systems;

•	incompatibility of purchasing, logistics, marketing, administration and other systems and processes;

•	unforeseen and unexpected liabilities related to the acquisition or PersonalizeDx’s business; and

•	potential costs of relocating employees to PersonalizeDx’s facilities or our other facilities.

Additionally, the integration of our and PersonalizeDx’s operations, products and personnel may place a significant burden on management and other internal resources. The diversion of management’s attention, and any difficulties encountered in the transition and integration process, could harm the combined company’s business, financial condition and operating results.

The combined company may not be able to adequately protect or enforce its intellectual property rights, which could harm its competitive position.

The combined company’s success and future revenue growth will depend, in part, on its ability to protect its intellectual property. The combined company will primarily rely on patent, copyright, trademark and trade secret laws, as well as nondisclosure agreements and other methods, to protect its proprietary technologies and processes. It is possible that competitors or other unauthorized third parties may obtain, copy, use or disclose proprietary technologies and processes, despite efforts by the combined company to protect its proprietary technologies and processes. While the combined company will hold and have access to significant number of patents, there can be no assurances that any additional patents will be issued. Even if new patents are issued, the claims allowed may not be sufficiently broad to protect the combined company’s technology. In addition, any of our or PersonalizeDx’s existing patents, and any future patents issued to the combined company, may be challenged, invalidated or circumvented. As such, any rights granted under these patents may not provide the combined company with meaningful protection. We and PersonalizeDx may not have, and in the future the combined company may not have, foreign patents or pending applications corresponding to its U.S. patents and applications. Even if foreign patents are granted, effective enforcement in foreign countries may not be available. If the combined company’s patents do not adequately protect its technology, competitors may be able to offer products similar to the combined company’s products. The combined company’s competitors may also be able to develop similar technology independently or design around its patents.

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In addition, as a result of the acquisition of PersonalizeDx, after twelve months from the date of the acquisition, we will be required to renegotiate the terms of certain agreements under which PersonalizeDx had in-licensed proprietary markers from Abbott Molecular, Inc. We cannot be sure that we will be able to renegotiate these license agreements on acceptable terms or at all. If we are unable to do so, we may lose the ability to commercialize the products that rely on these licenses.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements may be included herein or incorporated by reference in this prospectus and include, in particular, statements about our plans, strategies and prospects and may be identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” “seek,” “could,” “likely,” “strategy,” “goal” or “continue” or the negative of those terms or other comparable terminology. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations.

Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in “Risk Factors.” All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in “Risk Factors,” in which we have disclosed the material risks related to our business. These forward-looking statements involve risks and uncertainties, and the cautionary statements identify important factors that could cause actual results to differ materially from those predicted in any forward-looking statements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law. You should read this prospectus, the documents incorporated by reference in this prospectus and any supplements to this prospectus, completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of June 30, 2015 (unaudited):

•	on an actual basis; and

•	on an as adjusted basis to give effect to the sale and issuance of 3,333,333 ordinary shares and Warrants to purchase up to an aggregate of 4,433,333 ordinary shares in the Private Placement.

	As of June 30, 2015
	Actual	As Adjusted
	(unaudited) (in thousands, except share and per share data)
Debt:
Warrants related to share purchase agreement	$6	$5,221
Total debt	6	5,221

Shareholders’ equity:
Ordinary shares of NIS 0.6 par value; 40,000,000 authorized, 14,502,942 (unaudited) shares issued and 14,499,684 (unaudited) shares outstanding, actual; and 40,000,000 authorized 17,836,275 (unaudited) shares issued and 17,832,801 (unaudited) shares outstanding, pro forma	2,254	2,777
Additional paid in capital	147,179	149,327
Accumulated deficit	(129,612)	(130,112)
Total shareholders’ equity	$19,821	$21,992

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MARKET FOR OUR ORDINARY SHARES

Our ordinary shares began trading on The NASDAQ Global Market on February 27, 2007 under the symbol “ROSG.” On June 30, 2010, we transferred the listing of our ordinary shares from The NASDAQ Global Market to The NASDAQ Capital Market. Prior to February 27, 2007, there was no established public trading market for our ordinary shares. The high and low sales prices per share of our ordinary shares for the periods indicated are set forth below. This information reflects the 1-for-4 reverse stock split effected on July 6, 2011 and the 1-for 15 reverse stock split effected on May 14, 2012.

Year Ended	High	Low
December 31, 2010	$208.79	$54.00
December 31, 2011	$61.80	$1.95
December 31, 2012	$23.43	$1.40
December 31, 2013	$5.98	$2.35
December 31, 2014	$6.69	$2.07

Quarter Ended
March 31, 2013	$5.98	$4.21
June 30, 2013	$4.70	$3.09
September 30, 2013	$3.90	$3.00
December 31, 2013	$3.59	$2.35
March 31, 2014	$6.69	$2.87
June 30, 2014	$5.40	$3.43
September 30, 2014	$4.37	$3.25
December 31, 2014	$3.53	$2.07
March 31, 2015	$3.55	$2.29
June 30, 2015	$4.48	$2.90
September 30, 2015	$3.44	$2.20

Month Ended
April 30, 2015	$4.48	$2.90
May 31, 2015	$4.13	$3.37
June 30, 2015	$3.97	$3.21
July 31, 2015	$3.44	$2.93
August 31, 2015	$3.13	$2.20
September 30, 2015	$3.10	$2.35

On October 29, 2015, the closing price of our ordinary shares on The NASDAQ Capital Market was $2.29.

Dividend Policy

To date, we have not declared or paid cash dividends on any of our shares, and we have no current intention of paying any cash dividends in the near future.

The Companies Law also restricts our ability to declare and pay dividends. We can only distribute dividends from profits (as defined in the Companies Law), if, in the discretion of our board of directors, there is no reasonable concern that the dividend distribution will prevent us from meeting our existing and contingent obligations as they come due.

REASONS FOR THE OFFER AND USE OF PROCEEDS

We are required under the terms of the Registration Rights Agreement entered into with the investors in the Private Placement to file a registration statement on Form F-3, of which this prospectus is a part, to cover the resale of the ordinary shares sold in the Private Placement and the ordinary shares issuable upon exercise of the warrants issued in the Private Placement (as well as the warrants issued to the placement agent as compensation). The ordinary shares being offered by this prospectus are solely for the account of the selling stockholders. We will not receive any proceeds from the sale of these shares by the selling stockholders. We will, however, receive the proceeds of any cash exercises of warrants which, if received, would be used by us for working capital and general corporate purposes.

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DESCRIPTION OF SHARE CAPITAL

Authorized Share Capital

As of October 28, 2015, our authorized share capital was NIS 24,000,000 divided into 40,000,000 ordinary shares, nominal (par) value NIS 0.6 per share.

Ordinary Shares

As of October 28, 2015, 18,180,835 ordinary shares were issued and 18,177,361 were outstanding. As of October 28, 2015, there were approximately 124 stockholders of record of our ordinary shares.  All our ordinary shares rank pari passu in all respects, and all our issued and outstanding ordinary shares are fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company.

The NASDAQ Capital Market

Our ordinary shares are listed on The NASDAQ Capital Market under the symbol “ROSG.”

Warrants

As of October 28, 2015, we had the following warrants outstanding:

•	Warrants issued in the 2010 Private Placement. In connection with a private placement in December 2010 (the “2010 Private Placement”), we issued to the investors Series A warrants to purchase up to 20,841 ordinary shares at an exercise price of $60.00 per share. These Series A warrants expire on December 1, 2015. In addition, we issued warrants to purchase up to 1,042 ordinary shares at an exercise price of $60.00 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on December 1, 2015.

•	Warrants issued in the February 2011 Private Placement. In connection with a private placement in February 2011 (the “February 2011 Private Placement”), we issued to the investors warrants to purchase up to 56,776 ordinary shares at an exercise price of $48.00 per share. These warrants expire on February 23, 2016. In addition, we issued warrants to purchase up to 1,893 ordinary shares at an exercise price of $48.00 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on February 23, 2016.

•	Warrants issued in the February 2011 Registered Offering. In connection with a registered direct offering in February 2011(the “February 2011 Registered Offering”), we issued to the investors warrants to purchase up to 45,509 ordinary shares at an exercise price of $48.00 per share. These warrants expire on February 23, 2016.

•	Warrants issued in the October 2011 Private Placement. In connection with a private placement in October 2011 (the “October 2011 Private Placement”), we issued to the investors Series A warrants to purchase up to an aggregate of 135,010 ordinary shares at an exercise price of $7.50 per share. As of October 28, 2015, Series A warrants have been exercised for 113,341 shares and Series A warrants to purchase up to 21,668 ordinary shares remain outstanding. In addition, we issued warrants to purchase up to 3,378 ordinary shares at an exercise price of $7.50 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on October 19, 2016.

•	Warrants issued in the January 2012 Debt Transaction. In connection with a debt transaction in January 2012, we issued warrants to purchase up to 4,241 ordinary shares at an exercise price of $1.557 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on January 26, 2017. As of October 28, 2015, warrants have been exercised for 3,529 shares and warrants to purchase up to 712 ordinary shares remain outstanding.

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•	Warrants issued in the April 2012 Registered Offering. In connection with a registered direct offering in April 2012, we issued warrants to purchase up to 13,500 ordinary shares at an exercise price of $3.1875 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on April 12, 2017. As of October 28, 2015, warrants have been exercised for 10,778 shares and warrants to purchase up to 2,727 ordinary shares remain outstanding.

•	Warrants issued in the First May 2012 Registered Offering. In connection with a registered direct offering in May 2012, we issued warrants to purchase up to 15,802 ordinary shares at an exercise price of $4.375 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on May 16, 2017. As of October 28, 2015, warrants have been exercised for 13,002 shares and warrants to purchase up to 2,800 ordinary shares remain outstanding.

•	Warrants issued in the Second May 2012 Registered Offering. In connection with a registered direct offering in May 2012, we issued warrants to purchase up to 14,269 ordinary shares at an exercise price of $14.375 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on May 24, 2017.

•	Warrants issued in the August 2012 Registered Offering. In connection with an underwritten offering in August 2012, we issued warrants to purchase up to 148,937 ordinary shares at an exercise price of $6.25 per share to the underwriter and its affiliates for services as underwriter. These placement agent warrants expire on August 2, 2017.

•	Warrants issued to Consultants. In October 2013, we issued warrants to purchase up to 15,000 ordinary shares at an exercise price of $3.18 per share a consultant for services. These warrants expire on October 16, 2023.

•	Warrants issued in the Private Placement. In connection with the Private Placement we issued the purchasers (i) Series A Warrants to purchase up to an aggregate of 1,666,666 ordinary shares at an exercise price of $2.75 per share (subject to adjustment as set forth below) and (ii) partially pre-funded Series B Warrants to purchase a maximum of up to an aggregate of 2,666,667 ordinary shares. The Series B Warrants have an exercise price of NIS 0.6 (which has been prepaid) plus $0.0001 per share. The Series B Warrants are intended to reset the price of the units sold in the Private Placement, and will be exercisable for an aggregate number of ordinary shares based on a reset price per unit equal to 85% of the arithmetic average of the five lowest weighted average prices calculated during the ten trading days following the effective date of the Resale Registration Statement; provided that such average is less than $2.40 and; provided, further, however, that the maximum aggregate number of ordinary shares issuable upon exercise of the Series B Warrants will not exceed 2,666,667 shares. The Series B Warrants are exercisable for 60 days following the effective date of the Resale Registration Statement. The Series A Warrants expire on October 15, 2020, and the exercise price of the Series A Warrants will be adjusted (downward only) upon the eleventh trading day after the effective date of the Resale Registration Statement to an exercise price equal to 110% of the arithmetic average of the five lowest weighted average prices calculated during the ten trading days following the effective date of the Resale Registration Statement. In addition, we issued warrants to purchase up to 100,000 ordinary shares on the same terms as the Series A Warrants, to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on October 15, 2020.

Share History

The following is a summary of the history of our share capital for the last three years.

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Ordinary Share Issuances

Stock Options/RSUs. In the last three years, we have issued 1,930 ordinary shares upon the exercise of stock options and 155,250 shares pursuant to restricted stock units (RSUs).

Exercise of Warrants. In the last three years, we have issued 8,946 ordinary shares upon the exercise of warrants.

CynoGen, Inc. Acquisition. On April 14, 2015, we issued 500,000 ordinary shares in connection with our acquisition of CynoGen, Inc. (d/b/a PersonalizeDx). In addition, on July 22, 2015, we issued an addition 120,000 ordinary shares in lieu of services that were to be provided to an affiliate of CynoGen.

Sales under at-the-market issuance Sales Agreements. In the last three years, we have sold an aggregate of 4,956,447 ordinary shares under at-the market sales agreements for aggregate gross proceeds of $20,636,147.

Private Placement. On October 15, 2015, we closed the Private Placement, pursuant to which we sold an aggregate 3,333,333 units at $2.40 per unit, with each unit consisting of (i) one ordinary share, (ii) a Series A Warrant to purchase one-half of an ordinary share at an exercise price of $2.75 per ordinary share (subject to adjustment), and (iii) a partially pre-funded Series B Warrant. In connection with the Private Placement, we also issued to the placement agent and its affiliates warrants to purchase a total of 100,000 ordinary shares on the same terms as the Series A Warrants.

Other Issuances. In September 2014, we issued 6,000 ordinary shares to a former employee in consideration for settlement of a dispute.

Authorized Share Capital

On August 5, 2013, our stockholders approved an increase to our registered (authorized) share capital by NIS 12,000,000, divided into 20,000,000 ordinary shares, nominal (par) value NIS 0.6 each, so that following such increase, the registered (authorized) share capital was NIS 24,000,000 divided into 40,000,000, ordinary shares nominal (par) value NIS 0.6 each.

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SELLING STOCKHOLDERS

The ordinary shares being offered by the selling stockholders are those previously issued to the selling stockholders, and those issuable to the selling stockholders, upon exercise of the warrants. For additional information regarding the issuances of those ordinary shares and warrants, see “Prospectus Summary – The Private Placement” above. We are registering the ordinary shares in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the ordinary shares and the warrants, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the ordinary shares by each of the selling stockholders. The second column lists the number of ordinary shares beneficially owned by each selling stockholder, based on its ownership of the ordinary shares and warrants, as of October 28, 2015, assuming exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on exercises.

The third column lists the ordinary shares being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreement with the selling stockholders, this prospectus generally covers the resale of at least the sum of (i) the number of ordinary shares issued in the Private Placement and (ii) the maximum number of ordinary shares issuable upon exercise of the Warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Warrants, a selling stockholder may not exercise the Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of ordinary shares which would exceed 4.99% of our then outstanding ordinary shares following such exercise, excluding for purposes of such determination ordinary shares issuable upon exercise of the Warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

The table below has been prepared based upon the information furnished to us by the selling stockholders.  The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act.  Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly.

Any selling stockholders who are affiliates of broker-dealers and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such selling stockholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their ordinary shares.

Name of Selling Stockholder	Number of Ordinary Shares Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering
Dolphin Offshore Partners, L.P. (2) 4828 First Coast Highway Suite 5 Fernandina Beach, FL 32034	1,326,093	958,336	367,757

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Name of Selling Stockholder	Number of Ordinary Shares Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering
Sabby Volatility Warrant Master Fund, Ltd. (3) c/o Sabby Management, LLC 10 Mountainview Road Suite 205 Upper Saddle River, NJ 07458	958,295	958,295	0

Sabby Healthcare Master Fund, Ltd. (4) c/o Sabby Management, LLC 10 Mountainview Road Suite 205 Upper Saddle River, NJ 07458	1,413,580	1,413,580	0

CVI Investments, Inc. (5) c/o Heights Capital Management, Inc. 101 California Street Suite 3250 San Francisco, CA 94111	1,966,248	1,964,581	1,667

Empery Asset Master, Ltd. (6) c/o Empery Asset Management, LP 1 Rockefeller Plaza Suite 1205 New York, NY 10020	828,423	828,423	0

Empery Tax Efficient, LP (7) c/o Empery Asset Management, LP 1 Rockefeller Plaza Suite 1205 New York, NY 10020	590,198	590,198	0

Empery Tax Efficient II, LP (8) c/o Empery Asset Management, LP 1 Rockefeller Plaza Suite 1205 New York, NY 10020	953,253	953,253	0

Robert Eide (9) Aegis Capital Corp. 810 7th Avenue, 18th Floor New York, NY 10019	17,500	17,500	0

Phillip Michals (10) Aegis Capital Corp. 810 7th Avenue, 18th Floor New York, NY 10019	8,750	8,750	0

Raffaele Gambardella (11) Aegis Capital Corp. 810 7th Avenue, 18th Floor New York, NY 10019	8,750	8,750	0

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Name of Selling Stockholder	Number of Ordinary Shares Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering
David Bocchi (12) Aegis Capital Corp. 810 7th Avenue, 18th Floor New York, NY 10019	30,000	30,000	0

Zachary Hirsch (13) Aegis Capital Corp. 810 7th Avenue, 18th Floor New York, NY 10019	8,000	8,000	0

Alejandro Barrientos (14) Aegis Capital Corp. 810 7th Avenue, 18th Floor New York, NY 10019	1,000	1,000	0

James Tang (15) Aegis Capital Corp. 810 7th Avenue, 18th Floor New York, NY 10019	1,000	1,000	0

Tom Higgins (16) Aegis Capital Corp. 810 7th Avenue, 18th Floor New York, NY 10019	3,125	3,125	0

Harry Ioannou (17) Aegis Capital Corp. 810 7th Avenue, 18th Floor New York, NY 10019	21,875	21,875	0

(1)	In computing the number of shares beneficially owned by a selling stockholder, ordinary shares underlying options or warrants (including the warrants issued in the Private Placement) held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days of October 28, 2015 are included. We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders might not sell a portion or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders, and all of the shares not covered by this prospectus will be held by the selling stockholders. In addition, all warrants held by the selling stockholders contain provisions limiting the exercise of such warrants if, after the exercise, the selling stockholder would beneficially own in excess of 4.99% of our outstanding ordinary shares. However, for purposes of determining beneficial ownership prior to and following the offering, we have included all warrant shares.
(2)	Number of shares to be sold pursuant to this prospectus consists of (i) 416,667 ordinary shares issued in the Private Placement, (ii) up to 208,333 ordinary shares issuable upon exercise of Series A Warrants issued in the Private Placement and (iii) up to 333,336 ordinary shares issuable upon exercise of Series B Warrants issued in the Private Placement.
(3)	Number of shares to be sold pursuant to this prospectus consists of (i) 416,650 ordinary shares issued in the Private Placement, (ii) up to 208,325 ordinary shares issuable upon exercise of Series A Warrants issued in the Private Placement and (iii) up to 333,320 ordinary shares issuable upon exercise of Series B Warrants issued in the Private Placement. Sabby Management, LLC serves as the investment manager of Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by Sabby Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by Sabby Volatility Warrant Master Fund, Ltd. except to the extent of their respective pecuniary interest therein.

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(4)	Number of shares to be sold pursuant to this prospectus consists of (i) 614,600 ordinary shares issued in the Private Placement, (ii) up to 307,300 ordinary shares issuable upon exercise of Series A Warrants issued in the Private Placement and (iii) up to 491,680 ordinary shares issuable upon exercise of Series B Warrants issued in the Private Placement. Sabby Management, LLC serves as the investment manager of Sabby Healthcare Master Fund, Ltd. Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by Sabby Healthcare Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by Sabby Healthcare Master Fund, Ltd. except to the extent of their respective pecuniary interest therein.

(5)	Number of shares owned prior to this offering includes 1,667 shares issuable upon the exercise of warrants at an exercise price of $60.00 per share, which expire on December 1, 2015. Number of shares to be sold pursuant to this prospectus consists of (i) 854,166 ordinary shares issued in the Private Placement, (ii) up to 427,083 ordinary shares issuable upon exercise of Series A Warrants issued in the Private Placement and (iii) up to 683,332 ordinary shares issuable upon exercise of Series B Warrants issued in the Private Placement. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc. is affiliated with one or more FINRA members, none of whom are currently expected to participate in the sale pursuant to this prospectus of the securities sold in the Private Placement. CVI has certified to us that at the time of purchase of the securities in the Private Placement, it had no agreements or understandings, directly or indirectly, with any person to distribute such securities.

(6)	Number of shares to be sold pursuant to this prospectus consists of (i) 360,184 ordinary shares issued in the Private Placement, (ii) up to 180,092 ordinary shares issuable upon exercise of Series A Warrants issued in the Private Placement and (iii) up to 288,147 ordinary shares issuable upon exercise of Series B Warrants issued in the Private Placement. Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd ("EAM"), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.
(7)	Number of shares to be sold pursuant to this prospectus consists of (i) 256,608 ordinary shares issued in the Private Placement, (ii) up to 128,304 ordinary shares issuable upon exercise of Series A Warrants issued in the Private Placement and (iii) up to 205,286 ordinary shares issuable upon exercise of Series B Warrants issued in the Private Placement. Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP ("ETE"), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.
(8)	Number of shares to be sold pursuant to this prospectus consists of (i) 414,458 ordinary shares issued in the Private Placement, (ii) up to 207,229 ordinary shares issuable upon exercise of Series A Warrants issued in the Private Placement and (iii) up to 331,566 ordinary shares issuable upon exercise of Series B Warrants issued in the Private Placement. Empery Asset Management LP, the authorized agent of Empery Tax Efficient II, LP ("ETE II"), has discretionary authority to vote and dispose of the shares held by ETE II and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE II. ETE II, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.
(9)	Number of shares to be sold pursuant to this prospectus consists of up to 17,500 shares issuable upon exercise of warrants issued as compensation for service as placement agent in the Private Placement. Mr. Eide is an affiliate of Aegis, a broker-dealer, and has certified to us that he has no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock issuable upon exercise of the warrants.
(10)	Number of shares to be sold pursuant to this prospectus consists of up to 8,750 shares issuable upon exercise of warrants issued as compensation for service as placement agent in the Private Placement. Mr. Michals is an affiliate of Aegis, a broker-dealer, and has certified to us that he has no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock issuable upon exercise of the warrants.
(11)	Number of shares to be sold pursuant to this prospectus consists of up to 8,750 shares issuable upon exercise of warrants issued as compensation for service as placement agent in the Private Placement. Mr. Gambardella is an affiliate of Aegis, a broker-dealer, and has certified to us that he has no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock issuable upon exercise of the warrants.
(12)	Number of shares to be sold pursuant to this prospectus consists of up to 30,000 shares issuable upon exercise of warrants issued as compensation for service as placement agent in the Private Placement. Mr. Bocchi is an affiliate of Aegis, a broker-dealer, and has certified to us that he has no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock issuable upon exercise of the warrants.
(13)	Number of shares to be sold pursuant to this prospectus consists of up to 8,000 shares issuable upon exercise of warrants issued as compensation for service as placement agent in the Private Placement. Mr. Hirsch is an affiliate of Aegis, a broker-dealer, and has certified to us that he has no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock issuable upon exercise of the warrants.
(14)	Number of shares to be sold pursuant to this prospectus consists of up to 1,000 shares issuable upon exercise of warrants issued as compensation for service as placement agent in the Private Placement. Mr. Barrientos is an affiliate of Aegis, a broker-dealer, and has certified to us that he has no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock issuable upon exercise of the warrants.

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(15)	Number of shares to be sold pursuant to this prospectus consists of up to 1,000 shares issuable upon exercise of warrants issued as compensation for service as placement agent in the Private Placement. Mr. Tang is an affiliate of Aegis, a broker-dealer, and has certified to us that he has no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock issuable upon exercise of the warrants.
(16)	Number of shares to be sold pursuant to this prospectus consists of up to 3,125 shares issuable upon exercise of warrants issued as compensation for service as placement agent in the Private Placement. Mr. Higgins is an affiliate of Aegis, a broker-dealer, and has certified to us that he has no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock issuable upon exercise of the warrants.
(17)	Number of shares to be sold pursuant to this prospectus consists of up to 21,875 shares issuable upon exercise of warrants issued as compensation for service as placement agent in the Private Placement. Mr. Ioannou is an affiliate of Aegis, a broker-dealer, and has certified to us that he has no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock issuable upon exercise of the warrants.

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PLAN OF DISTRIBUTION

Each selling stockholder (collectively, the “Selling Stockholders”) of the ordinary shares and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their ordinary shares covered hereby on The NASDAQ Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, or any other available exemption, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the ordinary shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The Selling Stockholders may also sell ordinary shares short and deliver these ordinary shares to close out their short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these ordinary shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares offered by this prospectus, which ordinary shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares.

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The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the ordinary shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the ordinary shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the ordinary shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The ordinary shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the ordinary shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the ordinary shares may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters with respect to the legality of the issuance of the ordinary shares offered by this prospectus will be passed upon for us by Amar Reiter Jeanne Shochatovitch & Co., Lawyers, Ramat Gan, Israel.

EXPERTS

The consolidated financial statements of Rosetta Genomics Ltd. appearing in Rosetta Genomics Ltd. Report on Form 20-F as filed with the SEC on March 16, 2015, have been audited by Kost Forer Gabbay & Kasierer (a Member of Ernst & Young Global), independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Kost Forer Gabbay & Kasierer is 3 Aminadav St., Tel-Aviv, Israel 6706703.

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EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$1,737
Legal fees and expenses*	15,000
Accounting fees and expenses*	10,000
Printing fees and expenses*	5,000
Miscellaneous*	3,263
Total*	$35,000
__________
*Estimated

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Annual Report on Form 20-F for the year ended December 31, 2014, filed on March 16, 2015 (File No. 001-33042);
•	Report on Form 6-K filed on January 12, 2015 (File No. 001-33042);
•	Report on Form 6-K filed on February 18, 2015 (File No. 001-33042);
•	Report on Form 6-K/A filed on February 18, 2015 (File No. 001-33042);
•	Report on Form 6-K filed on April 14, 2015 (File No. 001-33042);
•	Report on Form 6-K filed on July 8, 2015 (File No. 001-33042);
•	Report on Form 6-K filed on July 8, 2015 (File No. 001-33042);
•	Report on Form 6-K filed on September 21, 2015 (File No. 001-33042);
•	Report on Form 6-K filed on October 14, 2015 (File No. 001-33042);
•	Report on Form 6-K/A filed on October 14, 2015 (File No. 001-33042);
•	Report on Form 6-K filed on October 26, 2015 (File No. 001-33042);
•	Report on Form 6-K filed on October 27, 2015 (File No. 001-33042); and
•	the description of our ordinary shares contained in our Form 8-A filed on September 22, 2006 (File No. 001-33042).

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date of this prospectus but before the termination of the offering by this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Oded Biran

Chief Legal Officer

Rosetta Genomics Ltd.

3711 Market Street, Suite 740

Philadelphia, Pennsylvania 19104

(215) 382-9000

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement on Form F-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we anticipate filing with the SEC, within six months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent accounting firm.

You may read and copy any document we file or furnish with the SEC at reference facilities at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing these matters.

Subject to specified time limitations and legal procedures, Israeli courts may declare a foreign judgment in a civil matter, including a monetary or compensatory judgment in a non-civil matter, if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•	the judgment may no longer be appealed;

•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

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•	the judgment is executory in the state in which it was given.

Notwithstanding the previous sentence, an Israeli court will not declare a foreign civil judgment enforceable if:

•	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

•	the judgment was obtained by fraud;

•	the possibility given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

We have irrevocably appointed our wholly owned U.S. subsidiary, Rosetta Genomics Inc., as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency. Judgment creditors must bear the risk of unfavorable exchange rate fluctuations.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Article 67 of our articles of association provides as follows:

“INDEMNITY AND INSURANCE

(a)	Subject to the provisions of the Companies Law and to the fullest extent permitted under the Companies Law, as shall be in effect from time to time, the Company may:

(i)	enter into a contract for the insurance of the liability, in whole or in part, of any of its Office Holders;

(ii)	undertake in advance to indemnify an Office Holder, under any circumstances, in respect of which the Company may undertake in advance to indemnify an Office Holder under the Companies Law, subject to the limitations set forth in the Companies Law;

(iii)	indemnify an Office Holder as permitted under the Companies Law;

(iv)	release and exculpate, in advance, any Office Holder from any liability from damages arising out of a breach of a duty of care towards the Company.

(b)	Any amendment to the Companies Law adversely affecting the right of any Office Holder to be indemnified or insured pursuant to this Article 67 shall be prospective in effect, and shall not affect the Company’s obligation or ability to indemnify or insure an Office Holder for any act or omission occurring prior to such amendment, unless otherwise provided by the Companies Law.

(c)	The provisions of this Article 67 are not intended, and shall not be interpreted so as to restrict the Company, in any manner, in respect of the procurement of insurance and/or indemnification and/or exculpation, in favour of any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder.”

Article 2 of our articles of association defines “Office Holder” as “every director and every other person included in the definition of “office holder” under the Companies Law, including the executive officers of the Company.”

The Companies Law provides that a company may, if its articles of association include provisions which allow it to do so:

(1)	enter into a contract to insure the liability of an “office holder” (as defined) of the company by reason of acts committed in his or her capacity as an office holder of the company for any of the below:

(a)	the breach of his or her duty of care to the company or any other person;

(b)	the breach of his or her duty of loyalty to the company to the extent he or she acted in good faith and had a reasonable basis to believe that the act would not prejudice the interests of the company; and

(c)	monetary liabilities or obligations which may be imposed upon him or her in favor of other persons.

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(2)	indemnify an office holder of the company for the following liabilities or expenses that may be imposed upon him or her or that he or she may incur by reason of acts committed in his or her capacity as an office holder of the company, for:

(a)	monetary liabilities or obligations imposed upon him or her in favor of another person under a court judgment, including a compromise judgment or an arbitrator’s decision approved by a court;

(b)	reasonable litigation expenses, including attorney’s fees, actually incurred by the office holder pursuant to an inquiry or a proceeding brought against him or her by a competent authority, which was concluded without the submission of an indictment against him or her and without any financial penalty being imposed on him or her as an alternative to a criminal proceeding or which was concluded without the submission of an indictment against him or her but with a financial penalty being imposed on him or her as an alternative to a criminal proceeding, in respect of a criminal offence which does not require proof of criminal intent or with respect to monetary sanction;

In this subsection: (i) a proceeding concluded without the submission of an indictment in a matter in respect to which a criminal investigation was initiated shall mean the relevant case against him or her being closed in accordance with the provisions of Section 62 of the Israeli Criminal Procedure Law [Consolidated Version], 5742-1982, or by virtue of a stay of proceedings by the Attorney General in accordance with the provisions of Section 231 of the Israeli Criminal Procedure Law [Consolidated Version], 5742-1982; and (ii) “a financial penalty imposed as an alternative to a criminal proceeding” means a monetary penalty imposed in accordance with law as an alternative to a criminal proceeding, including an administrative fine in accordance with the Israeli Administrative Crimes Law, 5746-1985, a fine for a crime that is considered a crime in respect of which a fine may be imposed, in accordance with the provisions of the Israeli Criminal Procedure Law [Consolidated Version], 5742-1982, a monetary sanction or a forfeit; and

(c)	reasonable litigation expenses, including attorney’s fees, actually incurred by the office holder or imposed upon him or her by a court, in an action, suit or proceeding brought against him or her by or on behalf of the company or by other persons, or in connection with a criminal action from which he or she was acquitted, or in connection with a criminal action which does not require proof of criminal intent in which he or she was convicted.

(3)	exempt an office holder, in advance, from and against all or part of his or her liability for damages due to a breach of his or her duty of care to it, provided that a company may not exempt a director in advance from his or her liability to it due to a breach of his or her duty of care with respect to a ‘Distribution’ (as defined in Section 1 of the Companies Law).

The Companies Law provides that a company’s articles of association may provide for indemnification of an office holder (X) post-factum; and (Y) may also provide that a company may undertake to indemnify an office holder in advance as follows: (i) as detailed in section 2(a) above, provided that the undertaking is limited to types of occurrences which, in the opinion of the company’s board of directors, are, at the time of the undertaking, foreseeable in light of the activities of the company when the undertaking is given and to an amount or a criteria that the board of directors has determined is reasonable in the circumstances, and that the undertaking shall specify the occurrences which in the board of directors’ opinion are foreseeable as aforesaid, and the amount or criteria set by the board of directors as reasonable in the circumstances (ii) as detailed in sections 2(b) and 2(c) above.

The Companies Law provides that a provision in a company’s articles of association which permits the company to enter into a contract to insure the liability of or to indemnify an office holder or to exempt an office holder from his or her liability to the company, or a resolution of a company’s board of directors to indemnify an office holder with respect to the following will not be valid:

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•	a breach of his or her duty of loyalty, other than, in respect of indemnification and insurance, to the extent described in Section 1(b) above;

•	a breach of his or her duty of care that was done intentionally or recklessly, unless the breach was done only in negligence;

•	an act or omission done with the intent to unlawfully realize personal gain; or

•	a fine, monetary sanction, forfeit or penalty imposed upon him or her.

The term “office holder” (or “Noseh Misra” in Hebrew) is defined in the Companies Law as a managing director, chief executive officer, executive vice president, vice president, any other person fulfilling or assuming any of the foregoing positions without regard to such person’s title, as well as a director, or a manager directly subordinate to the managing director.

According to the Companies Law, granting an exemption to, indemnification of, and procurement of insurance coverage for, an office holder of a company requires, the approval of the company’s compensation committee and board of directors, and, in some circumstances, including if the office holder is a director, the chief executive officer or a controlling shareholder, as defined for that purpose in the Companies Law, the approval of the company’s shareholders, and in some cases,(such as in case of the chief executive officer, a controlling shareholder, or approval of terms not consistent with the company’s compensation policy) with a special majority.

Our office holders are currently covered by a directors’ and officers’ liability policy. We have also resolved to provide directors and certain other office holders with our standard indemnification undertaking which provides for indemnification from any liability for damages caused as a result of a breach of duty of care and provides an exemption, to the fullest extent permitted by law, all in accordance with and pursuant to the terms set forth in the said indemnification undertaking.

Item 9. Exhibits

Exhibit Number	Description of Document
4.1	Form of Share Certificate for Ordinary Shares (Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-137095) and incorporated herein by reference).

4.2	Form of Series A Warrant issued to the Purchasers and the Placement Agent and its affiliates in the Private Placement on October 15, 2015 (Filed as Exhibit 4.1 to the Registrant’s Report on Form 6-K/A filed on October 14, 2015 (File No. 001-33042) and incorporated herein by reference).

4.3	Form of Series B Warrant issued to the Purchasers in the Private Placement on October 15, 2015 (Filed as Exhibit 4.2 to the Registrant’s Report on Form 6-K/A filed on October 14, 2015 (File No. 001-33042) and incorporated herein by reference).

5.1	Opinion of Amar Reiter Jeanne Shochatovitch & Co.

10.1	Securities Purchase Agreement, dated October 13, 2015, by and between Rosetta Genomics Ltd. and the Purchasers in the Private Placement (Filed as Exhibit 10.1 to the Registrant’s Report on Form 6-K/A filed on October 14, 2015 (File No. 001-33042) and incorporated herein by reference).

10.2	Registration Rights Agreement, dated October 13, 2015, by and between Rosetta Genomics Ltd. and the Purchasers in the Private Placement (Filed as Exhibit 10.2 to the Registrant’s Report on Form 6-K/A filed on October 14, 2015 (File No. 001-33042) and incorporated herein by reference).

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.

23.2	Consent of Amar Reiter Jeanne Shochatovitch & Co. (included in Exhibit 5.1 to this registration statement on Form F-3).

24.1	Power of Attorney (included on signature page).

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Item 10. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

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(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Rehovot, State of Israel on October 30, 2015.

ROSETTA GENOMICS LTD.

By:	/s/ Kenneth A. Berlin
Kenneth A. Berlin, Chief Executive Officer and
President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Kenneth A. Berlin, Ron Kalfus and Oded Biran, and each of them acting singly, as his or her true and lawful attorney-in-fact to sign on his or her behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this registration statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated:

Signature	Title(s)	Date

/s/ Kenneth A. Berlin	Chief Executive Officer and President	October 30, 2015
Kenneth A. Berlin	(principal executive officer)

/s/ Ron Kalfus	Chief Financial Officer	October 30, 2015
Ron Kalfus	(principal financial and accounting officer)

/s/ Brian Markison	Chairman of the Board	October 30, 2015
Brian Markison

/s/ Roy N. Davis	Director	October 30, 2015
Roy N. Davis

/s/ Gerald Dogon	Director	October 30, 2015
Gerald Dogon

/s/ Joshua Rosensweig	Director	October 30, 2015
Joshua Rosensweig

/s/ Tali Yaron-Eldar	Director	October 30, 2015
Tali Yaron-Eldar

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Rosetta Genomics Inc., the duly authorized representative in the United States of Rosetta Genomics Ltd., has signed this registration statement on October 30, 2015.

ROSETTA GENOMICS INC.

By:	/s/ Kenneth A. Berlin
Kenneth A. Berlin, President

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